                                                                    EXHIBIT 99.1

Dennis E. Valentine
Chief Financial Officer
Phone: 760-602-3292

The Investor Relations Group
Laura Wyrick / Dian Griesel, Ph.D.
Phone: 212-825-3210

FOR IMMEDIATE RELEASE

                            JMAR TECHNOLOGIES REPORTS
                 INCREASE IN REVENUES FOR SECOND QUARTER OF 2003

-     REVENUE INCREASES 10% FROM PRIOR YEAR QUARTER

- $7.5 MILLION BACKLOG, COMMITMENT FOR $2.6 MILLION IN ADDITIONAL CPL PROGRAM FUNDING, AND SALE OF PRECISION EQUIPMENT BUSINESS, ENHANCE OUTLOOK FOR BALANCE OF 2003


SAN DIEGO, CA - AUGUST 14, 2003 - JMAR TECHNOLOGIES, INC. (NASDAQ: JMAR), today reported that revenue for the three month period ended June 30, 2003 improved 10% to $5,027,654 from revenues of $4,585,622 in the corresponding quarter of 2002. The Company incurred a net loss for the quarter ended June 30, 2003 of ($1,337,184), or ($0.06) per share compared to a net loss for the quarter ended June 30, 2002 of ($1,002,165), or ($0.04) per share. The 2003 net loss includes a loss of ($686,830), or ($0.03) per share, related to the operations of JMAR Precision Systems, Inc. (JPSI) and the standard chip business of JMAR Semiconductor, Inc. (JSI), both of which were discontinued in 2002, and a loss of ($200,056) for the writedown of an asset. The net loss for 2002 included a loss from discontinued operations of ($365,126), or ($0.01) per share and an income tax expense of ($484,423).

For the six months ended June 30, 2003, revenues improved 19% to $9,761,368 from $8,194,277 in the comparable period of 2002. The net loss for the 2003 six months was ($2,243,841) or ($0.10) per share compared to a net loss for the six months ended June 30, 2002 of ($1,749,786), or ($0.08) per share. The net loss for 2003 includes a loss from discontinued operations of ($1,146,817), or ($0.05) per share while the net loss for the same six month period of 2002 included a loss from discontinued operations of ($2,175,343), or ($0.10) per share and a gain of $1,349,721 from the sale of marketable securities.

JMAR's improvement in revenues for the second quarter of 2003 compared to the prior year quarter resulted from an increase in contract revenues at the Company's Microelectronics' Division related to the receipt of $5 million in contracts from General Dynamics Advanced Information Systems. Included in the revenues for the quarter ended June 30, 2003 is $3.5 million related to JMAR's CPL program, compared to $3.3 million for the comparable quarter of 2002.

JMAR's total Research, Development and Engineering (RD&E) expenditures from both Customer and Company-funded programs for the development of high-performance


                                     (MORE)
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JMAR TECHNOLOGIES REPORTS INCREASE IN REVENUES FOR 2nd QUARTER OF 2003/2

microelectronics manufacturing equipment represented 65% and 66% of sales for the three months ended June 30, 2003 and 2002, respectively, and 59% and 63% of sales for the first six months of those years. Contract funding supported the continued development of the Company's high-power laser technology and its CPL source and stepper systems.

"At the midpoint of this year we have made important strides towards accomplishing our key goals. As previously stated, we have conducted initial demonstrations and are making refinements to the engineering of the system," said Ronald A. Walrod, President and Chief Executive Officer of JMAR. He added, "We are also happy to have completed our company restructuring plan, announced in February 2003, with the sale of JPSI in July 2003. We are now fully focused on our continuing operations and working to improve operational execution."

JMAR Chief Financial Officer, Dennis E. Valentine commented, "JMAR's financial outlook for the remainder of 2003 continues to look positive. At the start of the second half of the year we had approximately $7.5 million in funded backlog and expect another $2.6 million to be authorized by DARPA this year. In addition, the recent sale of JPSI ended the negative impact of that division on our earnings and cash flow and allowed us to direct our resources towards our continuing core operations."

Headquartered in San Diego, California, JMAR Technologies, Inc., is the originator of Collimated Plasma Lithography, a next-generation lithography (NGL) alternative designed to deliver affordable, sub-100 nanometer chip-making capability in a compact format to the semiconductor industry. In addition to CPL, JMAR develops other products for the public and private sectors based on its proprietary "Britelight(TM)" laser light source. JMAR's operations include its laser and laser-produced plasma Research Division in San Diego, California; its Systems Division in Burlington, Vermont, where CPL Stepper Systems and other products are designed and manufactured; and its Microelectronics Division, based in Sacramento, California, where JMAR provides process integration and maintenance support for the U.S. Government's Defense Microelectronics Activity semiconductor fabrication facility.

This news release contains certain "forward-looking statements." Forward-looking statements are based on current expectations and assumptions and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and many of which are beyond the company's control. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including unanticipated delays in the assembly and operation of lithography systems, delays in receipt of funding of government contracts and delays in or the inability to obtain other financing in a timely manner and other risks detailed in the Company's 2002 Form 10-K, Forms 10-Q and other reports filed with the Securities and Exchange Commission. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements and no assurances can be given that such statements will be achieved. JMAR Technologies, Inc. does not assume any duty to publicly update or revise the material contained herein.

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
                                 FINANCIAL DATA

                            STATEMENTS OF OPERATIONS

                                   (Unaudited)



                                                  Three Months Ended June 30,              Six Months Ended June 30,
                                                -------------------------------         -------------------------------
                                                    2003                2002                2003                2002
                                                -----------         -----------         -----------         -----------
Sales                                           $ 5,027,654         $ 4,585,622         $ 9,761,368         $ 8,194,277
Loss from Operations                               (567,520)           (112,847)           (932,655)           (360,409)
Income (Loss) from Continuing Operations           (650,354)           (637,039)         (1,097,024)            425,557
Loss from Discontinued Operations                  (686,830)           (365,126)         (1,146,817)         (2,175,343)
Net Loss                                         (1,337,184)         (1,002,165)         (2,243,841)         (1,749,786)
Net Income (Loss) per Share:
       Continuing Operations                          (0.03)              (0.03)              (0.05)               0.02
       Discontinued Operations                        (0.03)              (0.01)              (0.05)              (0.10)
       Total                                          (0.06)              (0.04)              (0.10)              (0.08)


                           SELECTED BALANCE SHEET DATA

                                                  June 30,          December 31,
                                                    2003                2002
                                                ------------        ------------
                                                (Unaudited)
Assets                                          $ 12,940,772        $ 15,121,660
Unrestricted Cash                                  2,144,825           2,246,264
Working Capital (Deficit)                         (1,543,964)           (780,117)
Long Term Debt                                       510,192           1,708,804
Redeemable Convertible Preferred Stock               794,509                --
Shareholders' Equity                               2,838,993           3,677,994


For further details please see the full text of JMAR's Form 10-Q for the three and six months ended June 30, 2003 available from JMAR or at www.sec.gov

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